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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


                                                         State of
                                                         Incorporation/
Name                                                     Organization
----                                                     --------------

DIRECT SUBSIDIARIES:

     Golden Sky Systems, Inc. ...........................Delaware

GOLDEN SKY SYSTEMS' SUBSIDIARIES:

     Argos Support Services Company d/b/a
          Argos Direct Broadcast Satellite, Inc. ........Texas

     DCE Satellite Entertainment, LLC....................Wisconsin

     PrimeWatch, Inc. ...................................North Carolina

     South Plains DBS Limited Partnership................Texas